SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magna Entertainment Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	98-0208374
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

337 Magna Drive
Aurora, Ontario,
Canada
(905)726-2462	L4G 7K1
(Address of Principal Executive Office)	(Zip Code)

Magna Entertainment Corp. Long-Term Incentive Plan, As Amended

(Full Title of the Plan)

CT Corporation System

1209 Orange Street

Wilmington, DE 19801

Wilmington, Delaware 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

William G. Ford	Rob Lando
Magna Entertainment Corp.	Osler, Hoskin and Harcourt LLP
337 Magna Drive	1221 Avenue of the Americas,
Aurora, Ontario L4G 7K1	26 Floor
Canada	New York, NY 10020
(905) 726-2462	(212) 867-5800
(Address, including zip code, and telephone number, including area code, of registrant’ principal executive offices)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Securities to be Registered	Registered (1)	Security (2)	Price	Fee (3)
Class A Subordinate Voting Stock, par value $0.01 per share pursuant to Long-Term Incentive Plan, as Amended	2,000,000	$ 2.42	$ 4,840,000.00	$ 148.59

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover additional shares of Class A Subordinate Voting Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Class A Subordinate Voting Stock.

 (2)   The estimated offering price of $2.42 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Magna Entertainment Corp. Class A Subordinate Voting Shares reported on the Nasdaq National Market on October 29, 2007.

 (3)   Represents the Proposed Maximum Aggregate Offering Price multiplied by $0.0000307.

EXPLANATORY NOTE

Magna Entertainment Corp. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 2,000,000 additional shares of its Class A Subordinate Voting Stock, par value $0.01, in connection with an amendment to the Long-Term Incentive Plan (the “Plan”) which increased the overall number of shares available for awards under the Plan by such amount.

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2000 (File No. 333-32414). The original registration statement registered an aggregate of 8,000,000 shares of Class A Subordinate Voting Stock under the Plan, the contents of such original registration statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. On April 16, 2007, the Registrant filed with the Commission a definitive Proxy Statement (File No. 000-30578), which included a proposal for stockholder approval to increase the overall number of shares available for awards under the Plan by 2,000,000 shares of Class A Subordinate Voting Stock, which proposal was approved by the Registrant’s stockholders on May 9, 2007.

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Magna Entertainment Corp. (incorporated herein by reference to exhibit 3.1 of the registrant’s Report on Form 8-K filed on March 16, 2000.

3.2	By-Laws of Magna Entertainment Corp. (incorporated herein by reference to the corresponding exhibit number of the registrant’s Report on Form 10-Q filed on May 10, 2004.

4.1

Form of Stock Certificate for Class A Subordinate Voting Stock (incorporated by reference to exhibit 4 of the registrant’s Registration Statement on Form S-1 originally filed on January 14, 2000 (File number 333-94791).

4.2

Indenture dated as of December 2, 2002, between Magna Entertainment Corp. and The Bank of New York, as trustee, including the form of 7 ¼% Convertible Subordinated Notes due December 15, 2009. (incorporated herein by reference to exhibit 4.1 to registrant’s registration statement on Form S-3 filed January 31, 2003 (File number 333-102889)).

4.3

Indenture dated as of June 2, 2003, between Magna Entertainment Corp. and the Bank of New York, as trustee, including the form of 8.55% Convertible Subordinated Notes due June 15, 2010 (incorporated herein by reference to exhibit 4.1 of the registrant’s Registration Statement on Form S-3 filed July 25, 2003 (file number 333-107368)).

*5.1	Opinion of William G. Ford

*10.1	Long-Term Incentive Plan, as amended.

*23.1	Consent of William G. Ford (included in Exhibit 5.1)

*23.2	Consent of Ernst & Young LLP

*24.1	Powers of Attorney (included on signature page).

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, Province of Ontario, on this 30th day of October, 2007.

MAGNA ENTERTAINMENT CORP.

By:	/s/ Frank Stronach
Name: Frank Stronach
Title: Interim Chief Executive
Officer

POWERS OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Frank Stronach, Interim Chief Executive Officer and Blake S. Tohana, Executive Vice-President and Chief Financial Officer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature		Title	Date

By:	/s/ FRANK STRONACH	Chairman, Interim Chief Executive Officer and Director (Principal Executive Officer)
Frank Stronach

Executive Vice President and Chief
By:	/s/ BLAKE TOHANA	Financial Officer
Blake Tohana

By:	/s/ MARY LYN SEYMOUR	Vice President and Controller
Mary Lyn Seymour

By:	/s/ ANTHONY CAMPBELL	Director
Anthony

By:	/s/ JERRY D. CAMPBELL	Director
Jerry D. Campbell

By:	/s/ RON CHARLES	Director
Ron Charles

By:	/s/ JOSEPH DE FRANCIS	Director
Joseph De Francis

By:	/s/ CHARLIE J. WILLIAMS	Director
Charlie J. Williams

By:	/s/ WILLIAM J. MENEAR	Director
William J. Menear

By:	/s/ JENNIFER JACKSON	Director
Jennifer Jackson

By:	/s/ FRANK VASILKIOTI	Director
Frank Vasilkioti

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Magna Entertainment Corp. (incorporated herein by reference to exhibit 3.1 of the registrant’s Report on Form 8-K filed on March 16, 2000.

3.2	By-Laws of Magna Entertainment Corp. (incorporated herein by reference to the corresponding exhibit number of the registrant’s Report on Form 10-Q filed on May 10, 2004.

4.1

Form of Stock Certificate for Class A Subordinate Voting Stock (incorporated by reference to exhibit 4 of the registrant’s Registration Statement on Form S-1 originally filed on January 14, 2000 (File number 333-94791).

4.2

Indenture dated as of December 2, 2002, between Magna Entertainment Corp. and The Bank of New York, as trustee, including the form of 7 ¼% Convertible Subordinated Notes due December 15, 2009. (incorporated herein by reference to exhibit 4.1 to registrant’s registration statement on Form S-3 filed January 31, 2003 (File number 333-102889)).

4.3

Indenture dated as of June 2, 2003, between Magna Entertainment Corp. and the Bank of New York, as trustee, including the form of 8.55% Convertible Subordinated Notes due June 15, 2010 (incorporated herein by reference to exhibit 4.1 of the registrant’s Registration Statement on Form S-3 filed July 25, 2003 (file number 333-107368)).

*5.1	Opinion of William G. Ford

*10.1	Long-Term Incentive Plan, as amended.

*23.1	Consent of William G. Ford (included in Exhibit 5.1)

*23.2	Consent of Ernst & Young LLP